Exhibit 99.1

September 21, 2023

RAVE Restaurant Group, Inc. Reports Fourth Quarter and Year End Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the fourth quarter and fiscal year ended June 25, 2023.

Fourth Quarter Highlights:

•	Total revenue increased by $0.2 million to $3.0 million for the fourth quarter of fiscal 2023 compared to the same period of the prior year.

•	Adjusted EBITDA decreased by $0.2 million to $1.0 million for the fourth quarter of fiscal 2023 compared to the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 9.0% in the fourth quarter of fiscal 2023 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales decreased 0.6% in the fourth quarter of fiscal 2023 compared to the same period of the prior year.

•	The Company recorded net income of $0.6 million for the fourth quarter of fiscal 2023 compared to net income of $6.8 million for the same period of the prior year.

•	Income before taxes decreased by $0.3 million to $0.8 million for the fourth quarter of fiscal 2023 compared to the same period of the prior year.

•	On a fully diluted basis, net income decreased by $0.34 to $0.04 per share for the fourth quarter of fiscal 2023 compared to the same period of the prior year.

•	Cash and cash equivalents were $5.3 million on June 25, 2023.

•	Pizza Inn domestic unit count finished at 123.

•	Pizza Inn international unit count finished at 34.

•	Pie Five domestic unit count finished at 27.

Annual Highlights:

•	Total revenue increased by $1.2 million during fiscal 2023 to $11.9 million at June 25, 2023.

•	Adjusted EBITDA of $2.7 million for fiscal 2023 was a $0.1 million decrease from the prior year.

•	RAVE total domestic comparable store retail sales increased 10.3% for the year ended June 25, 2023 compared to the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 11.3% for the year ended June 25, 2023 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales increased 5.4% for the year ended June 25, 2023 compared to the same period of the prior year.

•	Net income decreased by $6.4 million to $1.6 million in fiscal 2023 compared to net income of $8.0 million for fiscal 2022.

•	Income before taxes decreased by $0.2 million to $2.2 million in fiscal 2023 compared to $2.4 million in fiscal 2022.

•	On a fully diluted basis, the Company reported net income of $0.10 per share in fiscal 2023 compared to $0.45 per share in the prior year.

•	The Company used $5.0 million to repurchase shares of its common stock during fiscal 2023.

•	Both fiscal 2023 and fiscal 2022 contained 52 weeks.

•	Cash provided by operating activities increased by $1.2 million to $2.6 million in fiscal 2023 compared to $1.4 million in fiscal 2022.

•	Cash and cash equivalents decreased $2.4 million during fiscal 2023 to $5.3 million at June 25, 2023.

“Adding our 13th consecutive quarter of profitability is a great way for RAVE to end a strong fiscal year ‘23,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc. “Our fiscal year shows significant same store sales growth at both Pizza Inn and Pie Five, double digit total revenue growth, and an increase in earnings quality as we overlapped $0.7 million in prior year Employee Retention Credit (ERC) funding resulting in a modest $0.2 million dip in pre-tax income.”

“While maintaining the discipline of cost controls, we continue to invest in the future of our business,” Solano said.  “The investments in our Pizza Inn retail image have begun to pay returns as we opened our first new image retail prototype in Asheboro, NC, in May and begin a new era of reimaging our tired buffet assets in the Pizza Inn system.  Our development pipeline yielded 4 new buffets in Q4, resulting in net +5 Pizza Inn buffets for FY ’23, marking the second consecutive year of net buffet increases after 24 consecutive years without growth.”

Solano continued, “While the restaurant industry appears to have abandoned dine-in, we continue to lean into our differentiated strategy, focusing on the value and variety of Pizza Inn’s buffet while capturing delivery and carry-out.  We know our customers are hungry for a connection and an ’experience‘ with their family. To deliver on customer expectations and increase our competitiveness, we announced a required buffet reimaging program at our Pizza Inn franchise convention in July.  We plan to reimage our tired buffet assets and bring our new retail image to 95% of our locations within the next 3 years.”

“Similarly, Pie Five is undergoing significant investment and changes.  After rolling out the most significant menu transformation in the brand’s history, focusing on differentiated pizzas made for the individual and eliminating large pizzas, we are implementing a test to add Pizza Inn “ghost kitchens” to targeted Pie Five locations.  This test will leverage Pizza Inn’s “latent brand equity” in areas without Pizza Inn coverage to drive volume and four-wall economics.  We expect to be in field with this test in Q2.”

“Overall we had a strong fiscal year ’23 and I’m grateful for our gritty franchisees and team members and their relentless commitment to excellence.”

Clint Fendley, Chief Financial Officer of RAVE Restaurant Group, Inc. further explained, “Fiscal 2023’s financial results highlight the Company’s continued efforts to invest in our brands while maintaining a healthy balance sheet and creating value for our shareholders. During fiscal 2023, domestic buffet count increased and comparable sales grew for both brands, resulting in revenue growth outpacing expenses. Cash provided by operating activities increased by $1.2 million and we repurchased shares of our common stock for a total of $5.0 million during fiscal 2023.”

“In fiscal 2022 we full recognized our deferred tax asset of $5.7 million due to the long-term earnings and growth prospects for our company, impacting year-over-year fiscal 2023 net income comparisons.”

“As we reimage locations and expand our brand, we plan on maintaining cost controls and seeking out ways to maximize value for our shareholders. We look forward to continued execution of our differentiated strategy and investment in our brands during fiscal 2024.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, the effectiveness of our cost cutting measures, the continued returns on our reimaging initiatives, the strength of our development pipeline, as well as future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn’s house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America’s favorite hometown pizza place. This, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five’s craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainnofficial and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
REVENUES:	$3,048	$2,823	$11,889	$10,692

COSTS AND EXPENSES:
Cost of sales	-	-	-	1
General and administrative expenses	1,208	1,506	5,490	5,446
Franchise expenses	923	809	3,956	3,284
Impairment of long-lived assets and other lease charges	-	6	5	6
Bad debt expense	36	37	73	46
Interest expense	-	-	1	61
Depreciation and amortization expense	56	49	214	187
Total costs and expenses	2,223	2,407	9,739	9,031

OTHER INCOME:
Gain on forgiveness of PPP loan	-	-	-	-
Employee retention credit	-	704	-	704
Total other income	-	704	-	704

INCOME (LOSS) BEFORE TAXES	825	1,120	2,150	2,365
Income tax benefit	(190)	5,667	(537)	5,657
NET INCOME	635	6,787	1,613	8,022

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.04	$0.38	$0.11	$0.45

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.04	$0.38	$0.10	$0.45

Weighted average common shares outstanding - basic	14,154	17,958	15,323	17,993

Weighted average common and potential dilutive common shares outstanding	14,742	17,958	15,911	17,993

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 25, 2023	June 26, 2022
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,328	$7,723
Accounts receivable, less allowance for bad debts of $58 and $27, respectively	1,145	1,981
Notes receivable, current	105	172
Property held for sale	19	—
Deferred contract charges, current	33	36
Prepaid expenses and other current assets	204	146
Total current assets	6,834	10,058

LONG-TERM ASSETS
Property and equipment, net	258	365
Operating lease right of use asset, net	1,227	1,664
Intangible assets definite-lived, net	328	232
Notes receivable, net of current portion	28	201
Deferred tax asset, net	5,342	5,772
Deferred contract charges, net of current portion	220	224
Total assets	$14,237	$18,516

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$502	$669
Accrued expenses	890	1,082
Other current liabilities	1	81
Operating lease liability, current	463	490
Short term loan	—	30
Deferred revenues, current	342	538
Total current liabilities	2,198	2,890

LONG-TERM LIABILITIES
Operating lease liability, net of current portion	958	1,421
Deferred revenues, net of current portion	690	793
Total liabilities	3,846	5,104

COMMITMENTS AND CONTINGENCIES (SEE NOTE K)

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,090,058 and 25,090,058 shares, respectively; outstanding 14,154,453 and 17,511,430 shares, respectively	251	251
Additional paid-in capital	37,729	37,384
Retained earnings	2,439	826
Treasury stock at cost
Shares in treasury: 10,935,605 and 7,578,628 respectively	(30,028)	(25,049)
Total shareholders’ equity	10,391	13,412

Total liabilities and shareholders’ equity	$14,237	$18,516

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended
	June 25, 2023	June 26, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,613		$8,022
Adjustments to reconcile net income to cash provided by operating activities:
Impairment of long-lived assets and other lease charges	5		6
Stock-based compensation expense	345		169
Depreciation and amortization	141		140
Amortization of operating right of use assets	437		421
Amortization of intangible assets definite-lived	73		47
Amortization of debt issue costs	—		21
Allowance for bad debts	73		46
Deferred income tax	430		(5,772)
Changes in operating assets and liabilities:
Accounts receivable	763		(1,116)
Notes receivable	28		80
Deferred contract charges	7		(18)
Prepaid expenses and other	(58)		50
Accounts payable - trade	(167)		25
Accrued expenses	(272)		158
Other current liabilities	—		35
Operating lease liability	(490)		(465)
Deferred revenues	(299)		(465)
Cash provided by operating activities	$2,629		$1,384

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable	212		500
Proceeds from sale of assets	7		—
Purchase of intangible assets definite-lived	(169)		(96)
Purchase of property and equipment	(65)		(66)
Cash (used in)/provided by investing activities	(15)		338

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(4,979)		(512)
Payment of convertible notes	—		(1,597)
Payments on short term loan	(30)		(220)
Cash used in financing activities	(5,009)		(2,329)

Net decrease in cash and cash equivalents	(2,395)		(607)
Cash and cash equivalents, beginning of period	7,723		8,330
Cash and cash equivalents, end of period	$5,328	$	$ 7,723

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$1		$64
Income taxes (net of refunds)	$87		$31

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
Net income	$635	$6,787	$1,613	$8,022
Interest expense	-	-	1	61
Income taxes	190	(5,667)	537	(5,657)
Depreciation and amortization	56	49	214	187
EBITDA	$881	$1,169	$2,365	$2,613
Stock compensation expense	86	42	345	169
Severance	-	20	-	53
Pre-opening costs	-	-	-	-
Gain on sale of assets	-	-	-	-
Impairment of long-lived assets and other lease charges	-	6	5	6
Franchisee default and closed store revenue	10	(17)	(13)	(38)
Closed and non-operating store costs	-	(1)	-	3
Adjusted EBITDA	$977	$1,219	$2,702	$2,806